Fourth Amendment to Credit Agreement

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 30, 2013 by and among Bacterin International, Inc., a Nevada corporation (the “Borrower”), BACTERIN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), and ROS Acquisition Offshore LP, a Cayman Islands Exempted Limited Partnership (the “Lender”).

WHEREAS, the Borrower and the Lender are party to that certain Credit Agreement, dated as of August 24, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of May 16, 2013, as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of August 12, 2013, and as further amended by that certain Waiver and Third Amendment to Credit Agreement, dated as of August 12, 2013, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lender is willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.          Amendment to Section 7.16(a). Section 7.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)          Holdings and the Borrower shall permit one (1) person representing the Lender (the “Observer”) to attend and observe (but not vote) at all meetings of Holdings’ (or the Borrower’s or any Subsidiary’s, as applicable) board of directors or any committee thereof, whether in person, by telephone or otherwise as requested by the Observer. Holdings and the Borrower shall notify the Observer in writing at least five (5) Business Days in advance (or, if a shorter notice period is reasonably necessary given the circumstances, as soon as possible and in all circumstances at least twenty-four (24) hours in advance) of (i) the date and time for each general or special meeting of any such board of directors or any committee thereof and (ii) the adoption of any resolutions or actions by any such board of directors or any committee thereof by written consent (describing, in reasonable detail, the nature and substance of such action). The general meetings of Holdings’ board of directors shall take place no less than three times per year. Holdings and the Borrower shall concurrently deliver to the Observer all notices and any materials delivered to any such board of directors or any committee thereof in connection with a meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. The Observer shall be free prior to such meeting or adoption by written consent to contact the applicable board of directors and/or committee and discuss the pending actions to be taken. As long as Holdings is listed on the NYSE MKT, New York Stock Exchange or any other stock exchange which requires that such board of directors or committees have the ability to exclude the Observer in order to be in compliance with applicable stock exchange rules and policies, any such board of directors or committee thereof may meet in executive session without the Observer present at any time. In the event that Holdings ceases to be listed on a stock exchange which requires, or the stock exchange on which Holdings is listed no longer requires, that such board of directors or committees have the ability to exclude the Observer in order to be in compliance with applicable stock exchange rules and policies, any such board of directors or committee thereof may meet in executive session without the Observer present to the extent such board of directors or committee determines in good faith that each of the issues to be discussed at such session is not appropriate to be discussed with the Observer because (i) such issue directly involves the Loan Documents and discussion thereof would result in a conflict of interest with the Lender with respect thereto or (ii) the discussion of such issue in the presence of the Observer would result in the disclosure of trade secrets or the loss of attorney-client privilege. In the event Holdings or the Borrower excludes the Observer from any meeting or portion thereof or withholds any information or materials related thereto, Holdings and the Borrower shall promptly provide to the Observer a general description, which shall be true and correct in all material respects, of the matters discussed during such meeting or portion thereof at which the Observer was excluded and any such withheld information or materials.

3.          Effective Date. This Amendment shall become effective on the date on which the Lender, the Borrower and Holdings each duly executes a counterpart of this Amendment.

4.          Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

5.          Representations and Warranties. Holdings and the Borrower each represents and warrants to the Lender as follows:

(a)         After giving effect to this Amendment, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement or any other Loan Document shall, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)         After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement will occur or be continuing.

6.          No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

7.          Waiver and Release. TO INDUCE THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, HOLDINGS AND THE BORROWER EACH REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)         WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)         RELEASES AND DISCHARGES THE LENDER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

8.          Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BACTERIN INTERNATIONAL, INC.,
as the Borrower

By:	/s/ John P. Gandolfo
Name: John P. Gandolfo
Title: Chief Financial Officer

BACTERIN INTERNATIONAL HOLDINGS, INC.,
as Holdings and a Guarantor

By:	/s/ John P. Gandolfo
Name: John P. Gandolfo
Title: Chief Financial Officer

ROS Acquisition Offshore LP,
as the Lender
By ROS Acquisition Offshore GP Ltd.,
its General Partner
By OrbiMed Advisors LLC,
its investment manager

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Signature Page to Fourth Amendment to Credit Agreement